EXHIBIT 10-FF

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this      day of                     ,         , between PRIORITY HEALTHCARE CORPORATION, an Indiana corporation (the “Corporation”), and «Name_of_Outside_Director», a director of the Corporation (“Director”).

WITNESSETH THAT:

WHEREAS, Director is a member of the Board of Directors of the Corporation and in such capacity is performing valuable services for the Corporation; and

WHEREAS, recent developments with respect to the terms and availability of directors’ and officers’ liability insurance (“D&O Insurance”) and with respect to the application, amendment and enforcement of statutory and other indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors thereby; and

WHEREAS, in order to resolve such questions and thereby induce Director to continue to serve as a member of the Board of Directors of the Corporation, the Corporation has determined and agreed to enter into this contract with Director;

NOW, THEREFORE, in consideration of Director’s continued service as a director of the Corporation after the date hereof the parties hereto agree as follows:

1. Indemnity of Director. The Corporation hereby agrees to (i) hold harmless and indemnify Director against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against Director by reason of his or her serving as a director of the Corporation or serving another enterprise in any capacity at the request of the Corporation, and (ii) pay for or reimburse the reasonable expenses incurred by Director in advance of the final disposition of the action, suit or proceeding, to the fullest extent now or hereafter authorized or permitted by the provisions of the Indiana Business Corporation Law, or by any amendment thereof or other statutory provision authorizing or permitting such indemnification which is adopted after the date hereof.

2. Maintenance of Insurance.

(a) The Corporation represents that it presently has in force and effect policies of D&O Insurance in insurance companies and amounts as summarized in Attachment 1 (the “Insurance Policies”).

Subject only to the provisions of Section 2(b) hereof, the Corporation hereby agrees that, so long as Director shall continue to serve as a director of the Corporation (or shall continue at the request of Corporation to serve as a director, officer, employee or agent of another enterprise) and thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of the fact that Director was a director of the Corporation (or served in any of said other capacities), the Corporation will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policies.

(b) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either (i) the premium cost for such insurance is disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

3. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Director is a director of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of the Corporation or serving in any other capacity referred to herein.

4. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, he or she will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission to so notify the Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Corporation of the commencement thereof:

(a) The Corporation will be entitled to participate therein at its own expense; and

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from the Corporation to Director of its election to so assume the defense thereof, the Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in (ii) above.

(c) The Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner, which would impose any penalty or limitation on Director without his or her written consent. Neither the Corporation nor Director will unreasonably withhold consent to any proposed settlement.

5. Repayment of Expenses. Director agrees that he or she will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent that it shall be ultimately determined that Director is not entitled to be indemnified by the Corporation for such expenses under the provisions of the Indiana Business Corporation Law, the Corporation’s Articles of Incorporation, its By-Laws, this Agreement or otherwise.

6. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Director to continue as a director of the Corporation, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

(b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Director for all of his or her reasonable fees and expenses in bringing and pursuing such action.

7. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

8. Governing Law; Binding Effect; Amendment and Termination.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Indiana.

(b) This Agreement shall be binding upon Director and upon the Corporation, its successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

PRIORITY HEALTHCARE CORPORATION

By:
Steven D. Cosler

«Name_of_Outside_Director»